UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 21, 2006

Bandag, Incorporated
(Exact name of registrant as specified in its charter)

Iowa	1-7007	42-0802143
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2905 North Highway 61, Muscatine, Iowa 52761-5886
(Address of principal executive offices, including zip code)
(563) 262-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.      Entry into a Material Definitive Agreement.

        On August 21, 2006, the Board of Directors of Bandag, Incorporated (the “Company”) declared a dividend of (a) one common share purchase right (a “Common Share Purchase Right”) for each outstanding share of common stock, par value $1.00, of the Company (the “Common Shares”) and each outstanding share of class B common stock, par value $1.00, of the Company (the “Class B Common Shares”) and (b) one class A common share purchase right (a “Class A Common Share Purchase Right”) (the Class A Common Share Purchase Rights and Common Share Purchase Rights being collectively referred to as “Rights”) for each outstanding share of class A common stock, par value $1.00, of the Company (the “Class A Common Shares”). The dividend is payable on September 12, 2006 to the shareholders of record on September 12, 2006 (the “Record Date”). Each Common Share Purchase Right or Class A Common Share Purchase Right entitles the registered holder to purchase from the Company one-half of one Common Share or one-half of one Class A Common Share, as applicable, at a price of $100 per Common Share (equivalent to $50 for each one-half of one Common Share) (the “Common Shares Purchase Price”) or a price of $100 per Class A Common Share (equivalent to $50 for each one-half of one Class A Common Share) (the “Class A Common Shares Purchase Price”) (when used without further specification as to which, the Common Shares Purchase Price and Class A Common Shares Purchase Price being collectively referred to as the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A. as Rights Agent.

        Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, other than any member of the Carver Family (as defined in the Rights Agreement), the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity holding Common Shares or Class A Common Shares for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan (an “Acquiring Person”), has acquired beneficial ownership of 20% or more of the outstanding Common Shares, 20% or more of the outstanding Class A Common Shares or 20% or more of the outstanding Common Shares and Class A Common Shares on a combined basis (the “Shares Acquisition Date”) or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Shares, 20% or more of such outstanding Class A Common Shares or 20% or more of such outstanding Common Shares and Class A Common Shares on a combined basis (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share, Class A Common Share or Class B Common Share certificates outstanding as of the Record Date, by such Common Share, Class A Common Share or Class B Common Share certificate, as applicable. The Rights Agreement excludes from the definition of Acquiring Person any shareholders who or which, as of August 21, 2006, own in excess of the thresholds, as long as they do not purchase any additional Common Shares or Class A Common Shares.

        The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares, Class A Common Shares and Class B Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share, Class A Common Share or Class B Common Share certificates issued after the Record Date, upon transfer, conversion or new issuance of Common Shares, Class A Common Shares or Class B Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, Class A Common Shares or Class B Common Shares outstanding as of the Record Date, even without such notation being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares, Class A Common Shares or Class B Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares, Class A Common Shares and Class B Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on August 20, 2016, unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

        The Purchase Price payable, and the number of Common Shares or Class A Common Shares, as appropriate, or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares or Class A Common Shares (except as further provided in the Rights Agreement), (ii) upon the grant to holders of the Common Shares or Class A Common Shares of certain rights or warrants to subscribe for or purchase Common Shares or Class A Common Shares at a price, or securities convertible into Common Shares or Class A Common Shares with a conversion price, less than the then current market price of the Common Shares or Class A Common Shares, as applicable, or (iii) upon the distribution to holders of the Common Shares or Class A Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares or Class A Common Shares, as applicable) or of subscription rights or warrants (other than those referred to above).

        In the event (a “Flip-In Event”) any Person (as defined in the Rights Agreement) shall become an Acquiring Person other than in a transaction that would be a Flip-Over Event (as defined below) proper provision will be made so that each holder of a Right will have a right to receive that number of Common Shares or Class A Common Shares that at the time of such Flip-In Event have a per share market price equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are or were acquired or beneficially owned by an Acquiring Person, or any Associate or Affiliate of such Acquiring Person (each as defined in the Rights Agreement), will be null and void.

        In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, (ii) the Company acquires another entity in a merger or other business combination transaction or (iii) 50% or more of its consolidated assets or earning power are sold (the events described in clauses (i), (ii) and (iii) are herein referred to as “Flip-Over Events”), each Right (other than Rights that are or were acquired or beneficially owned by an Acquiring Person, or an Associate or Affiliate of such Acquiring Person) would entitle holders to buy common stock of the acquiring company that would have a market value of twice the exercise price per Right upon payment of the then current exercise price.

        Other than provisions relating to the principal economic terms of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 20% to not less than 10%, with appropriate exceptions for a person or group then beneficially owning Common Shares, Class A Common Shares or Common Shares and Class A Common Shares in excess of 20% of the number of shares then outstanding, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

        At least once every three years, the Company’s Nominating and Corporate Governance Committee will evaluate the Rights Agreement in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

        A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A filed with respect to the Rights. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

        A copy of the press release announcing the Rights dividend is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Form 8-K by reference.

Item 3.03.      Material Modification to Rights of Security Holders.

        As discussed above in Item 1.01, on August 21, 2006, the Board of Directors of the Company entered into the Rights Agreement, and declared a dividend of (a) one Common Share Purchase Right for each outstanding Common Share and each outstanding Class B Common Share and (b) one Class A Common Share Purchase Right for each outstanding Class A Common Share. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

4.1	Rights Agreement, dated as of August 21, 2006, between Bandag, Incorporated and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of Bandag, Incorporated, dated as of August 22, 2006).

99.1	Press release dated August 21, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDAG, INCORPORATED
(Registrant)
By: /s/ Warren W. Heidbreder
Warren W. Heidbreder
Vice President, Chief Financial Officer

Date: August 22, 2006

BANDAG, INCORPORATED
Exhibit Index to Current Report on Form 8-K dated August 21, 2006

Exhibit
Number

4.1	Rights Agreement, dated as of August 21, 2006, between Bandag, Incorporated and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of Bandag, Incorporated, dated as of August 22, 2006).

99.1	Press release dated August 21, 2006.